UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 26, 2012

KNIGHT TRANSPORTATION, INC.
(Exact name or registrant as specified in its charter)

Arizona	001-32396	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 W. Buckeye Road, Phoenix, AZ		85043
(Address of Principal Executive Offices)		(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.12e-4(c)).

Item 5.04	Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

On October 22, 2012, Knight Transportation, Inc. (the "Company") received a notice from the Plan Administrator for the Knight Transportation, Inc. 401(k) Plan (the "Plan") of a blackout period (the "Blackout Period") with respect to the Plan pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended.  The Blackout Period is required because the Plan is changing its administration from Prudential Financial, Inc. to Diversified Retirement Corporation.  During the Blackout Period, participants in the Plan will be unable to change their contribution rates, request withdrawals or distributions, request new loans, change investment selections or otherwise perform account transactions under the Plan, including the Common Stock of the Company, which is an investment option under the Plan.  The Blackout Period begins on November 26, 2012 and is expected to end during the week of December 16, 2012.  Interested parties may obtain, without charge, information regarding the Blackout Period by contacting Vicki Williams, Benefits Administrator, Knight Transportation, Inc., 5601 West Buckeye Road, Phoenix, Arizona 85043, (602) 606-6297.

Under Regulation BTR, transactions by Company directors and officers in Company securities will be restricted during the Blackout Period.  A notice to this effect was provided to the Company's directors and officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Dated: October 26, 2012	/s/ Adam Miller
Adam Miller, Chief Financial Officer